Exhibit 99.1

N e w s    r e l e a s e

QLT ANNOUNCES SECOND QUARTER 2012 RESULTS

Provides Guidance Update

For Immediate Release	August 2, 2012

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular therapeutics that address the unmet medical needs of patients and clinicians worldwide. The Company today reported financial results for the second quarter ended June 30, 2012. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.

2012 SECOND QUARTER FINANCIAL RESULTS

Worldwide Visudyne® Product Sales

Visudyne sales for the second quarter of 2012 were $22.3 million, a decrease of 12.4% from the second quarter of 2011. Sales in the U.S. were $3.9 million, down 39.8% from the prior-year second quarter, while sales outside the U.S. were $18.3 million, down 2.9% from the prior year.

QLT Revenues

For the second quarter, total revenue of $8.0 million was down $4.7 million or 37.0% from the prior year primarily due to lower U.S. Visudyne sales and because the prior year included $2.0 million of Net Product Revenue related to a shipment of Visudyne to Novartis, while the second quarter of 2012 included none.

QLT Expenses / Other Income

Research and Development (R&D) expense was $15.3 million in the second quarter, up from $11.3 million in the second quarter of 2011 primarily due to a $2.5 million charge related to accelerated vesting of employee stock options resulting from the election of a new Board of Directors and also higher spending on our punctal plug drug delivery system and synthetic retinoid program.

For the second quarter, Selling, General and Administrative (SG&A) expense was $8.6 million, up from $6.3 million in 2011. The increase from the prior year was primarily due to a $2.1 million charge related to accelerated vesting of employee stock options and directors’ deferred share units resulting from the election of a new Board of Directors.

Investment and Other Income of $1.7 million was primarily related to a $1.6 million gain for the Fair Value Change in Contingent Consideration. This gain occurred primarily because the Contingent Consideration asset is recorded as the present value of future expected payments, and therefore as each quarter elapses, even if no changes are made to the underlying Eligard® forecast, we will book a gain related to the time value of money as we move one quarter closer to realizing the full face value of the asset.

Operating Loss

The operating loss for the second quarter was $17.6 million, compared to the $8.7 million operating loss in the prior-year period. The larger loss was primarily because of higher R&D and SG&A expense, and lower gross profit from Visudyne.

Loss Per Share, Adjusted EBITDA

GAAP loss per share was $0.33 in the second quarter of 2012 compared to a $0.12 loss per share in the second quarter of 2011. The loss was greater in 2012 primarily because of the increase in R&D and SG&A expense, and also lower gross profit from Visudyne.

Adjusted EBITDA plus Contingent Consideration earned was a loss of $3.1 million in the second quarter as follows:

(In millions of United States dollars)	Three months ended June 30, 2012
GAAP operating loss	$(17.6)
+ Stock-based compensation	4.8
+ Depreciation	0.4
+ Contingent Consideration earned	9.3

Adjusted EBITDA plus Contingent Consideration earned	$(3.1)

Adjusted EBITDA plus Contingent Consideration earned is a non-GAAP financial measure that has no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. We believe that this non-GAAP financial measure may be useful to investors to analyze the results of our business. We use this non-GAAP measure internally to evaluate our financial results. Certain items are excluded from non-GAAP financial measures because we consider such items to be outside of our core operating results or because they represent non-cash expenses or gains.

Cash and Cash Equivalents

The Company’s consolidated cash balance at June 30, 2012 was $203.3 million, down slightly from the $205.6 million balance at the end of 2011.

Guidance Update

We are now updating our original guidance provided on February 23, 2012 as follows:

•

We are now expecting total revenue to be in the range of $31 million to $36 million, compared to the original guidance, provided on February 23, 2012, of $35 to $40 million. Total revenue through six months was $17.0 million.

•	We expect cost of sales will be near the low-end of the original guidance range.

•

We are now expecting research and development expenses to be in the range of $47 million to $52 million, compared to the original guidance of $52 million to $57 million. Research and development expenses through six months were $27.9 million, and thus trending towards the high end of the original guidance range provided in February.

•

We are now expecting selling, general and administrative expenses to be in the range of $23 million to $26 million, compared to the original guidance of $27 million to $30 million. Selling, general and administrative expenses through six months were $15.1 million, and thus trending above the high end of the original guidance range provided in February.

•

We are now expecting contingent consideration earned for the sale of QLT USA to be in the range of $34 million to $38 million, compared to the original guidance of $35 million to $39 million. Contingent consideration earned for the sale of QLT USA through six months was $16.9 million.

•

We are now expecting adjusted EBITDA plus contingent consideration earned for the sale of QLT USA to be in the range of negative $4 million to positive $1 million. Adjusted EBITDA plus contingent consideration earned for the sale of QLT USA through six months was negative $6.2 million.

•	We are now expecting capital expenditures to be $1 million to $3 million, compared to the original guidance of $2 million to $3 million. Capital expenditures through six months were $0.7 million.

QLT Board Commentary and Developments

The new Board of QLT, elected in June of 2012, has set high expectations for the company’s financial and operational performance, a standard which is not reflected in the company’s second quarter performance. Shortly after its election, this Board began to identify both strategic deficiencies and operating inefficiencies throughout the organization. Although certain changes were quickly put in place, the full effect of the changes will not be realized until 2013. To date, the Board has implemented a restructuring designed to dramatically reduce QLT’s cost structure, while enhancing the company’s focus on its exciting Synthetic Oral Retinoid development program, which is initially targeting Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP).

The Board believes that several factors, in particular, contributed to the poor second quarter performance and is working aggressively to address those issues. These include:

1)	The recent launch of another VEGF inhibitor for the treatment of neovascular age-related macular degeneration that competes with Visudyne;

2)	A dearth of lasers required for the dosing of Visudyne;

3)	Significant spending on the company’s punctal plug delivery system (PPDS); and

4)	An inability to maintain the organization’s focus on operational activities, including its U.S. operations.

The new Board has taken, and will continue to take, the necessary steps that it believes will enable the company to remedy the factors adversely affecting its performance and reach the high expectations it, and QLT’s investors, expect and have set for the company. Steps the Board has taken to date include, among others, modifying the U.S. Visudyne sales program.

Effective today, in connection with the departure of Robert Butchofsky, the company’s President and Chief Executive Officer, the Board has formed an Executive Transition Committee composed of Directors Jason M. Aryeh, Dr. Vicente Anido, Jr., Jeffery Meckler and Dr. John Kozarich to lead the company until a permanent Chief Executive Officer is appointed. Jason M. Aryeh, Chairman of the Board, will serve as Chairman of the Committee. We are currently seeking a new Chief Executive Officer.

As announced on July 9th, the company has selected Goldman Sachs to launch a strategic process which the Board hopes to have completed within 6-12 months. This process is focused on the sale or spin-out of QLT’s PPDS program, and the evaluation of its Visudyne assets. While the strategic process is ongoing and until a determination is reached, the company does not expect to provide any updates on these activities.

The Board and the company will continue to work persistently to evaluate the entire organization, and to implement the changes necessary to realize, for all stakeholders, the significant value inherent in QLT’s assets.

Updated Guidance Ranges

The key updated guidance ranges for the full year 2012 are as follows:

(In millions of United States dollars)
Total revenue	$31 – $36
Cost of sales expense	6.5 – 8.5
Research and development expense	47 – 52
Selling, general and administrative expense	23 – 26
Restructuring charge	15 – 19
Contingent consideration earned for the sale of QLT USA	34 – 38
Adjusted EBITDA plus Contingent Consideration earned for the sale of QLT USA	(4) – 1
Income tax provision	1 – 2
Capital expenditures	1 – 3

Passive Foreign Investment Company

The Company believes that it qualified as a Passive Foreign Investment Company (PFIC) for 2008 – 2011, and that it may qualify as a PFIC in 2012, which could have adverse tax consequences for U.S. shareholders. Please refer to our Annual Report on Form 10-K for additional information.

QLT Inc.—Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In accordance with United States generally accepted accounting principles)

	Three months ended June 30,		Six months ended June 30,
(In thousands of United States dollars, except per share information)	2012	2011	2012	2011
(Unaudited)
Revenues
Net product revenue	$4,323	$8,908	$9,854	$14,498
Royalties	3,666	3,777	7,126	7,087

	7,989	12,685	16,980	21,585

Costs and expenses
Cost of sales	1,307	3,411	2,670	4,749
Research and development	15,313	11,319	27,933	21,053
Selling, general and administrative	8,631	6,259	15,050	13,356
Depreciation	371	370	779	711

	25,622	21,359	46,432	39,869

Operating loss	(17,633)	(8,674)	(29,452)	(18,284)

Investment and other income
Net foreign exchange (losses) gains	(32)	58	(149)	337
Interest income	56	178	88	388
Fair value change in contingent consideration	1,649	2,753	3,591	5,036
Other gains	29	9	82	9

	1,702	2,998	3,612	5,770

Loss before income taxes	(15,931)	(5,676)	(25,840)	(12,514)

Provision for income taxes	(373)	(469)	(741)	(2,179)

Net loss	$(16,304)	$(6,145)	$(26,581)	$(14,693)

Basic and diluted net loss per common share	$(0.33)	$(0.12)	$(0.54)	$(0.29)

Weighted average number of common shares outstanding (thousands)
Basic	49,191	50,521	49,088	50,772
Diluted	49,191	50,521	49,088	50,772

QLT Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In accordance with United States generally accepted accounting principles)

(In thousands of United States dollars)	June 30, 2012	December 31, 2011
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$203,333	$205,597
Accounts receivable	8,444	9,985
Current portion of contingent consideration	35,172	34,669
Income taxes receivable	584	321
Inventories	4,542	1,938
Current portion of deferred income tax assets	1,218	1,351
Mortgage receivable	—	5,874
Prepaid and other	2,459	1,404

	255,752	261,139

Property, plant and equipment	4,398	4,731
Deferred income tax assets	888	1,350
Long-term inventories and other assets	10,596	12,046
Contingent consideration	51,390	65,278

	$323,024	$344,544

LIABILITIES
Current liabilities
Accounts payable	$6,393	$6,099
Income taxes payable	—	29
Accrued liabilities	4,704	7,679

	11,097	13,807

Uncertain tax position liabilities	1,785	1,732

	12,882	15,539

SHAREHOLDERS’ EQUITY
Common shares	460,861	458,118
Additional paid-in capital	300,978	296,003
Accumulated deficit	(554,666)	(528,085)
Accumulated other comprehensive income	102,969	102,969

	310,142	329,005

	$323,024	$344,544

As at June 30, 2012, there were 49,410,819 issued and outstanding common shares and 5,586,799 outstanding stock options.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies – Revenue Recognition.” Visudyne sales are product sales in the U.S. by our wholly-owned U.S. subsidiary, QLT Ophthalmics, Inc., and product sales outside the U.S. by Novartis under its agreement with QLT.

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to, statements concerning: our financial guidance; our PFIC status; our ability to meet our operational and financial objectives; our anticipated timing to complete the strategic process and expectations as to not providing updates on the status of the process; statements concerning our clinical development programs, regulatory pathway and guidance (including our expectations about our 2012 revenue, cost of sales, research and development expenses, selling, general and administrative expenses, contingent consideration earned for the sale of QLT USA, adjusted EBITDA plus contingent consideration and capital expenditure); future plans, including our Visudyne® laser development; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “hopes,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected (including due to competitive products, lack of supply of and repair services for Visudyne lasers, pricing and reimbursement); the timing and outcome of the strategic process is uncertain, including the impact on our stock price; assumptions related to our ability to divest assets on terms acceptable to us; assumptions related to our ability to attract and retain a new CEO in the near term; risks and uncertainties related to the impact of the corporate restructuring, including the significant reduction in force and resulting departure of members of senior management, and resulting impact on employee morale and retention; risks and uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, our synthetic retinoid program and Visudyne laser); risks related to our strategic repositioning and our ability to achieve cost-savings; risks related to our ability to successfully conclude a strategic transaction; risks related to reimbursement and pricing from third party payors for our marketed products and products in development; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.